                      FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

                                  CERTIFICATION

I, Peggy S. Avey, hereby certify that I am the duly elected Chief Administrative
Officer and Assistant  Secretary of First  Security  Benefit Life  Insurance and
Annuity Company of New York, a corporation organized and existing under the laws of the State of New York, and that I am authorized to execute this certification on behalf of said  corporation.  I further  certify that the following  attached resolution:

o  Resolution Establishing Separate Account

is a true and accurate copy of the  resolution  adopted  pursuant to a Unanimous
Written  Consent of all the members of the  Executive  Committee of the Board of
Directors of the Corporation on the 22nd day of January, 1996; and further, that said  resolution  has not been  rescinded,  amended or modified  and are in full force and effect as of the date hereof.

Dated this 8th day of April, 2002.

                                                PEGGY S. AVEY
                            ----------------------------------------------------
                            Peggy S. Avey
                            Chief Administrative Officer and Assistant Secretary

(Corporate Seal)

                    RESOLUTION ESTABLISHING SEPARATE ACCOUNT

   RESOLVED, that the Company, shall establish two separate accounts referred to as "Variable  Annuity Account IX" and "Variable Annuity Account X" or such other appropriate  designations as may be determined by the appropriate officer of the
Company  (hereinafter  each  are  referred  to as  the  "Separate  Account")  in accordance  with  and  under  the  provisions  of  Section  4240 of the New York
Insurance Law, and that hereafter the Separate Account shall be deemed to be and shall be  established  as a separate  account in  accordance  with and under the provisions of said Section 4240, as heretofore or hereafter amended.

   FURTHER RESOLVED, that the Separate Account is hereby empowered to:

   (a)  to the extent required by the Investment  Company Act of 1940,  register under such Act and make applications for such exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

   (b)  to the extent required by the Securities Act of 1933, effect one or more registrations  thereunder  and, in connection  with such  registrations, file  one or more  registration  statements  thereunder,  or  amendments thereto, including any documents or exhibits required as a part thereof;

   (c)  provide for the sale of policies  issued by the Company as the  officers of the Company may deem  necessary and  appropriate,  to the extent such policies provide for allocation of amounts to the Separate Account;

   (d)  provide for custodial or depository arrangements for assets allocated to the Separate  Account as the officers of the Company may deem  necessary and appropriate including self custodianship or safekeeping arrangements by the Company;

   (e)  select an independent  public  accountant to audit the books and records of the Separate Account;

   (f)  invest or  reinvest  the  assets of the  Separate  Account  in shares of registered  investment  companies and  portfolios  thereof or such other securities as the  appropriate  officers of the Company may from time to time determine.

   (g)  divide  the  Separate  Account  into  subaccounts  with each  subaccount investing  in  shares of  designated  classes  or  series of  designated investment companies or other appropriate securities; and

   (h)  perform such additional functions and take such additional action as may be necessary or desirable to carry out the  foregoing and the intent and purpose thereof;

   FURTHER  RESOLVED,  that the assets of the Separate  Account shall be derived solely from (a) the sale of variable annuity products,  (b) funds  corresponding to dividend  accumulation  with respect to  investment  of such assets,  and (c)
advances  made by the Company in  connection  with the operation of the Separate
Account;

   FURTHER  RESOLVED,  that pursuant to New York  Insurance Law Section 4240 the assets of the Separate Account shall be legally segregated and, to the extent so provided in the applicable agreements,  shall not be chargeable with liabilities arising out of any other business of the Company;

   FURTHER  RESOLVED,  that the Company shall  maintain in the Separate  Account assets  with a fair  market  value at least  equal  to the  statutory  valuation reserves for the variable annuity policies;

   FURTHER  RESOLVED,  that assets  allocated to the Separate  Account  shall be valued at their market value at the date as of which valued in  accordance  with the terms of the variable annuity  policies issued by the Company  providing for allocation to the Separate Account,  or if there is no readily available market, then in accordance with the terms of the variable annuity policies issued by the
Company providing for allocation to the Separate Account;

   FURTHER  RESOLVED,  that the  officers  of the  Company  be, and each of them hereby is, authorized in their discretion as they may deem appropriate from time to time in accordance  with  applicable  laws and  regulations (a) to divide the
Separate  Account  into  subaccounts,  (b)  to  modify  or  eliminate  any  such subaccounts,  (c) to change the  designation of the Separate  Account to another designation  and (d) to designate  further any  subaccount  thereof,  and (e) to deregister the Separate Account under the Investment  Company Act of 1940 and to deregister the policies or units of interest thereunder under the Securities Act of 1933;

   FURTHER  RESOLVED,  that the  officers  of the  Company  be, and each of them hereby is,  authorized to invest cash from the Company's  general account in the
Separate  Account  or in any  division  thereof  as may be deemed  necessary  or appropriate to facilitate the commencement of the Separate Account's  operations or to meet  any  minimum  capital  requirements  under  applicable  law,  and to transfer  cash or  securities  from time to time between the  Company's  general account and the Separate  Account as deemed  necessary or appropriate so long as such transfers are not  prohibited by law and are  consistent  with the terms of the variable annuity policies issued by the Company providing for allocations to the Separate Account;

   FURTHER  RESOLVED,  that pursuant to New York  Insurance Law Section 4240 the income,  gains and losses (whether or not realized) from assets allocated to the
Separate  Account shall, in accordance with any variable annuity policies issued by the Company providing for allocations to the Separate Account, be credited to or charged against such Separate  Account without regard to other income,  gains or losses of the Company;

   FURTHER RESOLVED,  that the appropriate  officers of the Company be, and they hereby are,  authorized in their discretion to adopt  procedures  providing for, among other things,  criteria by which the Company shall institute procedures to provide for a  pass-through  of voting rights to the owners of variable  annuity policies issued by the Company  providing for allocation to the Separate Account with  respect to the shares of any  investment  companies  which are held in the
Separate Account;

   FURTHER  RESOLVED,  that the  officers  of the  Company  are  authorized  and
directed,  with  the  assistance  of  accountants,   legal  counsel,  and  other
consultants,  to prepare  and  execute any  necessary  agreements  to enable the
Separate  Account to invest and reinvest  the assets of the Separate  Account in securities  issued by any  investment  company  registered  under the Investment
Company Act of 1940,  or other  appropriate  securities  as the  officers of the
Company  may  designate  pursuant  to the  provisions  of the  variable  annuity policies  issued  by the  Company  providing  for  allocations  to the  Separate
Account;

   FURTHER  RESOLVED,  that fiscal year of the Separate Account shall end on the
31st day of December each year;

   FURTHER  RESOLVED,  that the officers of the Company,  with the assistance of accountants,  legal counsel,  and other consultants,  are authorized to prepare, execute, and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934;

   FURTHER  RESOLVED,  that the  Company  may,  to the  extent  it may be deemed necessary,  register under the Securities Act of 1933 variable annuity policies, or units of interest  thereunder,  under which  amounts will be allocated by the
Company to the Separate  Account to support  reserves for such  policies and, in connection  therewith,  that the  officers  of the  Company be, and each of them hereby is, authorized,  with the assistance of accountants,  legal counsel,  and other  consultants,  to  prepare,  execute,  and file  with the  Securities  and
Exchange  Commission,  in the name and on  behalf of the  Company,  registration
statements   under  the   Securities  Act  of  1933,   including   prospectuses,
supplements,  exhibits,  and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

   FURTHER  RESOLVED,  that the officers of the Company be, and they hereby are, authorized in their  discretion  to operate the Separate  Account in the form of either a unit investment trust or a management investment company, and that said officers  be,  and each of them  hereby is,  authorized  to the extent it may be deemed necessary,  with the assistance of accountants,  legal counsel, and other consultants, to take all actions necessary to register the Separate Account as a unit investment trust or as a management investment company under the Investment
Company Act of 1940 and to take such related  actions as they deem necessary and appropriate to carry out the foregoing;

   FURTHER RESOLVED,  that the Chief Administrative  Officer or the President of the Company, or in his or her absence, a Vice President,  be and each of them is hereby  authorized,  empowered  and  directed  to sign,  to the extent it may be deemed necessary, a form of Notification of Registration under the 1940 Act, and such Registration Statement as may be required by the 1940 Act and the 1933 Act, in the name of the Separate Account by the Company as sponsor and depositor, and that the  appropriate  officers  of the  Company be, and they hereby are, to the extent it may be deemed necessary,  fully authorized,  empowered and directed to execute and cause to be filed for and on behalf of the Separate  Account and the
Company said Notification of Registration and said Registration  Statement,  and the appropriate  officers of empowered to execute and cause to be filed, for and on behalf of the Separate  Account and the Company,  and the  President and each
Vice President of the Company hereby is fully authorized and the Company be, and hereby is, fully authorized and empowered to execute in the name of the Separate
Account and the Company, such amendments to, and such instruments,  exhibits and documents in connection with, said Notification of Registration and Registration
Statement, as they, or any of them may upon advice of counsel, deem necessary or advisable;

   FURTHER  RESOLVED,  that the  officers  of the  Company  be, and each of them hereby is,  authorized to prepare,  execute,  and file,  with the  assistance of accountants,  legal  counsel,  and other  consultants,  with the  Securities and
Exchange Commission applications and amendments thereto for such exemptions from or orders  under the  Investment  Company Act of 1940,  and to request  from the
Securities and Exchange Commission no action and interpretative letters, as they may from time to time deem necessary or desirable;

   FURTHER RESOLVED, that the General Counsel of the Company may be appointed as agent for service under any such  registration  statement and is duly authorized
to  receive   communications  and  notices  from  the  Securities  and  Exchange
Commission  with respect  thereto and to exercise  powers given to such agent by the Securities  Act of 1933 and the rules  thereunder,  and any other  necessary acts;

   FURTHER  RESOLVED,  that the  officers  of the  Company  be, and each of them hereby is, authorized,  with the assistance of accountants,  legal counsel,  and other  consultants,  to effect in the name of and on behalf of the  Company  all such  registrations,  filings,  and  qualifications  under  blue  sky  or  other applicable  securities  laws  and  regulations  and  under  insurance  laws  and regulations of such states and other  jurisdictions,  as they may deem necessary or  appropriate  with  respect to the Company and with  respect to any  variable annuity  policies  under which  amounts  will be allocated by the Company to the
Separate Account to support reserves for such policies; such authorization shall include  registration,  filing,  and  qualification  of the  Company and of said policies,  as well as  registration,  filing,  and  qualification  of  officers, employees, and agents of the Company as brokers, dealers, agents,  salespersons,
or  otherwise;   and  such  authorization  shall  also  include,  in  connection therewith,  authority  to  prepare,  execute,  acknowledge,  and  file  all such applications,  applications for exemptions, certificates, affidavits, covenants, consents  to  service of  process,  and other  instruments  and to take all such action  as the  officer  executing  the  same or  taking  such  action  may deem necessary or desirable;

   FURTHER  RESOLVED,  that the  officers  of the  Company  be, and each of them hereby is,  authorized to execute and deliver all such  documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable  to carry out the  foregoing  resolutions  and the intent and  purpose thereof.